FUNDMANAGER TRUST


                                 AMENDMENT NO. I

                                       TO

                             MASTER TRUST AGREEMENT


         AMENDMENT NO. 1 to the Master Trust Agreement of FundManager Trust (the "Trust") dated February 7, 1995 (the "Agreement"), made as of the 13th day of June, 1995.

                                   WITNESSETH:


         WHEREAS, Section 7.3 of the Agreement provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

         WHEREAS, on June 13, 1995 a majority of the Trustees voted to authorize a change in the name of the Income Fund Sub-Trust of the Trust from "Income Fund" to "Bond Fund" (the "Bond Fund"); and

         WHEREAS, Section 4.1 of the Agreement authorizes the Trustees of the Trust to issue classes of shares of any Sub-Trust or divide the Shares of any Sub-Trust into classes, having different dividend, liquidation, voting and other rights as the Trustees may determine, and to establish and designate the specific classes of Shares of each Sub- Trust; and

         WHEREAS, on June 13, 1995 a majority of the Trustees voted that (i) Shares of each of the Aggressive Growth Fund, Growth Fund, Growth & Income Fund and Bond Fund SubTrusts of the Trust be divided into two Classes, such Classes to be established and designated as "Financial Adviser Class" shares and "No-Load Class" shares and (ii) Shares of the Managed Total Return Fund Sub-Trust of the Trust be established and designated as "Financial Adviser Class" shares; each such establishment and designation to be effective upon the effectiveness of the amendment to the Trust's registration statement on Form N-IA (the "Amendment") describing such Classes; and

         WHEREAS, on June 13, 1995 a majority of the Trustees voted that upon the effectiveness of the establishment and designation of such Classes, all the then-issued and outstanding shares of each of the Aggressive Growth Fund, Growth Fund, Growth &


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Income fund, Bond Fund and Managed Total Return Fund shall be redesignated as
Financial Adviser Class shares of such Fund; and

         WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. I to the Agreement.

         NOW, THEREFORE, effective upon the effectiveness of the Amendment referred to herein, the Agreement is hereby amended as follows:

         1. AMENDMENT TO SECTION 4.2. The first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follows:

         "Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS AND CLASSES. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate five Sub-Trusts: "Aggressive Growth Fund", "Growth Fund", "Growth & Income Fund", "Bond Fund", and "Managed Total Return Fund." Each of the Aggressive Growth Fund, Growth Fund, Growth & Income Fund and Bond Fund shall consist of two classes designated as the "Financial Adviser Class" and the "No-Load Class." The Managed Total Return Fund shall consist of one class designated as the "Financial Adviser Class." The Shares of such Sub-Trusts and any Shares of any further Sub-Trust or class thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

         The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                             FUNDMANAGER TRUST


                                             /s/ JOHN J. DANELLO
                                             John J. Danello,
                                             Executive Vice President